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                                                                 EXHIBIT EX-23

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statements Nos. 33-40236 and 33-49763 on Form S-3 of Transamerica Finance Corporation of our report dated February 14, 1994 (March 23, 1994 as to certain post balance sheet events) with respect to the combined financial statements of the Tiphook plc Container Rental Businesses appearing in this Form 8-K of Transamerica Finance Corporation.



TOUCHE ROSS & CO.

London, England
March 24, 1994